EXHIBIT 99.1
NEWS RELEASE

COEUR RECEIVES $80 MILLION FROM ROYALTY TRANSACTION WITH
FRANCO-NEVADA CORPORATION FOR FUTURE PALMAREJO GOLD PRODUCTION
—  Details Provided of Substantially Expanded Palmarejo Mine Plan  —
—  Proceeds Solidify Coeur’s Long-Term Liquidity Position  —
COEUR D’ALENE, Idaho, January 21, 2009 — Coeur d’Alene Mines Corporation (NYSE:CDE, TSX:CDM, ASX:CXC) announced today it has entered into a gold royalty stream transaction with Franco-Nevada Corporation (TSX:FNV) under which Franco-Nevada will purchase 50% of the life of mine gold to be produced by Coeur from its Palmarejo silver and gold mine in Mexico.
Gold Royalty Stream Financing
Coeur will receive total proceeds of US$80.0 million consisting of a US$75.0 million upfront cash payment plus a contingent payment of US$5.0 million comprised of special warrants that are each exercisable to purchase one common share of Franco-Nevada for no additional consideration once the mine achieves certain completion tests. In addition to this consideration, Coeur will retain the benefit of the lesser of US$400 (increasing by 1% per annum beginning on the fourth anniversary of the transaction) and the prevailing market price for each ounce of gold delivered to Franco-Nevada.
“Coeur is excited to have Franco-Nevada, the leading precious metals royalty company, as a partner in our Palmarejo silver and gold mine,” said Dennis E. Wheeler, Chairman, President and CEO of Coeur. “This transaction solidifies Coeur’s liquidity position and provides sufficient capital to complete the construction of the mine and fund continued exploration and development. This major project remains on-budget and on-schedule for start-up this quarter. Once in production, Palmarejo’s low-cost ounces will contribute to an expected 66% increase in 2009 companywide silver production to 20 million ounces and an 85% increase in total 2009 gold production to over 85,000 ounces compared to 2008 levels.”
Expanded Mine Plan
The current eleven-year mine plan expands the June 2008 feasibility study production schedule by including the extraction of material that is currently classified as mineral resources. With this updated mine plan, Palmarejo will have the capacity to produce an average of approximately 120,000 ounces of gold and 9.0 million ounces of silver annually. Production this initial, start-up year is expected to total 5.3 million ounces of silver and 72,000 ounces of gold.

	Current Mine	Feasibility
Palmarejo Mine Plan Summary	Plan	Study

Current Mine Life (years)	11	9
Tonnes Milled — Open Pit	11.3	6.1
Average Grade (g/t) — Open Pit (Gold)	0.86	1.09
Average Grade (g/t) — Open Pit (Silver)	105.3	137.9

Tonnes Milled — Underground	8.6	3.7
Average Grade (g/t) — Underground (Gold)	2.77	4.49
Average Grade (g/t) — Underground (Silver)	191.3	295.9

Total Tonnes Milled	19.9	9.8
Combined Average Grade (g/t) — (Gold)	1.69	2.38
Combined Average Grade (g/t) — (Silver)	142.7	197.7

Average Open Pit Mining Cost per Tonne	$1.75	$1.36
Average Underground Mining Cost per Tonne	$33.71	$31.07
Average Milling Cost per Tonne	$19.39	$15.87
Average G&A Cost per Tonne	$5.91	$6.71

Average Recovery (gold)	93.75%	93.75%
Average Recovery (silver)	90.75%	90.75%

2008A Capital Expenditures (US$ Millions)*	$181	$235
2009E Capital Expenditures — Pre-Start Up (US$ Millions)	$76	$63
2009E Capital Expenditures — Post-Start Up (US$ Millions)	$22	$30
2010E Capital Expenditures (US$ Millions)	$44	$12
*	$181 million includes capital expenditures of $164m plus pre-development expenses of $17.2m that were not capitalized during 2008

Open pit ore milled consists of:
Palmarejo P&P Reserves	6.1 m tonnes	1.09 g/t Au, 137.9 g/t Ag
Palmarejo Inferred Resources*	5.2 m tonnes	0.59 g/t Au, 66.7 g/t Ag

Underground ore milled consists of:
Palmarejo P&P Reserves	3.7 m tonnes	4.49 g/t Au, 295.9 g/t Ag
Palmarejo Inferred Resources*	2.0 m tonnes	1.44 g/t Au, 69.9 g/t Ag	(effective June 21, 2008)
Guadalupe Indicated Resources*	0.5 m tonnes	2.15 g/t Au, 166.0 g/t Ag	(75% of June 21, 2008)
Guadalupe Inferred Resources*	2.4 m tonnes	1.34 g/t Au, 136.0 g/t Ag	(30% of June 21, 2008)
*	Mineral resources that are not mineral reserves do not have demonstrated economic viability
Reserve and Resource Expansion
     Coeur is conducting engineering work to upgrade the current mineral resources to mineral reserves beyond the initial 62.4 million contained, proven and probable silver ounces and 751,000 ounces of gold reported in the feasibility study completed last June. Currently, drilling is focused on in-fill work at the Palmarejo deposit as well as expanding the mineral resources at the nearby Guadalupe deposit. Guadalupe currently contains over 27.7 million contained silver ounces of indicated mineral resources, over 16.4 million of inferred silver ounces and 383,900 and 271,100 contained gold ounces of indicated and inferred mineral resources, respectively. This represents an increase of over 600% in the contained, indicated silver and gold mineral resources as compared to year-end 2007. In 2008, Coeur invested over US$8.0 million in exploration at Palmarejo and expects to invest another US$8.2 million this year. The Company will announce updated mineral reserve and resources for the project on February 27th.
Proven and Probable Mineral Reserves — Palmarejo

		Average Grade (g/t)		Contained Ounces
Open Pit	Tonnes	Au	Ag	Au	Ag
Proven	3,491,600	1.07	134.5	120,400	15,103,100
Probable	2,615,000	1.12	142.5	94,500	11,973,300

Total Open Pit	6,106,600	1.09	137.9	214,900	27,076,400

		Average Grade (g/t)		Contained Ounces
Underground	Tonnes	Au	Ag	Au	Ag
Proven	2,020,300	4.34	291.4	282,000	18,926,400
Probable	1,693,300	4.67	300.9	254,200	16,408,400

Total Underground	3,713,600	4.49	295.9	536,200	35,334,800

		Average Grade (g/t)		Contained Ounces
Total	Tonnes	Au	Ag	Au	Ag
Proven	5,511,800	2.27	192.0	402,400	34,029,500
Probable	4,308,200	2.52	204.9	348,700	28,381,700

Total All	9,820,000	2.38	197.7	751,100	62,411,200
Effective June 21, 2008. Cutoff grade of 0.88 g/t Au Equivalent for open pit minable reserves, 2.97 g/t Au Eq. for underground minable reserves.
Au Eq = Au g/t + (Ag g/t/55). Metal prices used were $600 US per Au ounce, $11.00 US per Ag ounce
Underground mining dilution of 15% at 0.0 g/t Au Eq grade, 100% recovery, Open pit dilution of 10% at 0.01 g/t Au Eq grade, 95% recovery
Total Remaining Mineral Resources — Palmarejo
(Exclusive of mineral reserves)

		Average Grade (g/t)		Contained Ounces
	Tonnes	Au	Ag	Au	Ag
Measured	674,900	2.25	152.9	48,900	3,316,700
Indicated	751,900	2.44	163.0	59,000	3,940,800

Meas+Ind.	1,426,800	2.35	158.2	107,900	7,257,500
Inferred	8,682,200	1.06	88.1	292,300	24,605,900
Open pit cutoff of 0.73 g/t Au Eq. 2.03 g/t Au Eq for underground
Au Eq (equivalent) = (Au g/t + ( Ag g/t / 55)
Total Remaining Mineral Resources — Guadalupe
(Exclusive of mineral reserves)

		Average Grade (g/t)		Contained Ounces
	Tonnes	Au	Ag	Au	Ag
Measured Indicated	6,040,200	1.99	148.1	383,900	27,749,300

Meas+Ind.	6,040,200	1.99	148.1	383,900	27,749,300
Inferred	4,059,400	2.09	126.2	271,100	16,455,900
Effective August 8, 2008. Cutoff grade of AuEq; 2.5g/tAu Eq.
Au Eq (equivalent) = (Au g/t + ( Ag g/t / 55). No reserves stated

Total Remaining Mineral Resources — La Patria
(Exclusive of mineral reserves)

		Average Grade (g/t)		Contained Ounces
	Tonnes	Au	Ag	Au	Ag
Measured Indicated

Meas+Ind.	0	0	0	0	0
Inferred	3,600,000	1.49	35.0	171,000	4,030,000
Effective September 17, 2007. Cutoff of 0.80 g/t Au Eq. No stated reserves
Mineral resources herein are in addition to mineral reserves and have not demonstrated economic viability
Tonnes are metric. Rounding errors may occur in conversion of imperial to metric.
For comparison purposes:
Total Remaining Mineral Resources — Guadalupe
(Effective June 21, 2008 — Exclusive of mineral reserves)

		Average Grade (g/t)		Contained Ounces
	Tonnes	Au	Ag	Au	Ag
Measured Indicated	710,000	2.15	166.0	49,000	3,790,000

Meas+Ind.	710,000	2.15	166.0	49,000	3.790,000
Inferred	8,000,000	1.34	136.0	345,000	35,120,000
Effective June 21, 2008. Cutoff grade of AuEq; 0.8g/tAu Eq from 0 to 150 m below surface and 2.5 g/t Au Eq below 150 m depth.
Au Eq (equivalent) = (Au g/t + ( Ag g/t / 55). No Reserves Stated
For additional information, including current photos from Palmarejo, please visit the Company’s website at www.coeur.com.
About Coeur
Coeur d’Alene Mines Corporation is one of the world’s leading silver companies and also a significant gold producer. Coeur, which has no silver production hedged, is now producing silver at what is considered to be the world’s largest pure silver mine — San Bartolome in Bolivia — and is nearing production at another world-leading silver mine — Palmarejo in Mexico. The Company also operates underground mines in southern Chile and Argentina and one surface mine in Nevada, and owns non-operating interests in two low-cost mines in Australia. The Company also owns a major gold project — Kensington in Alaska — and conducts exploration activities in Argentina, Bolivia, Chile, and Mexico. Coeur common shares are traded on the New York Stock Exchange under the symbol CDE, the Toronto Stock Exchange under the symbol CDM, and its CHESS Depositary Interests are traded on the Australian Securities Exchange under symbol CXC.
About Franco-Nevada
Franco-Nevada Corporation (TSX:FNV) is a gold focused royalty company with additional interests in platinum metals, oil & gas and other assets. The majority of revenues are generated from a diversified portfolio of high quality royalty properties in the United States, Canada and Australia. Franco-Nevada is the leading gold royalty company by gold revenues, gold margins and number of gold royalty interests.

For Additional Information:
Investors
Director of Investor Relations
Karli Anderson, 208-665-0345
Media
Director of Corporate Communications
Tony Ebersole, 208-665-0777
Cautionary Statement
This press release contains forward-looking statements within the meaning of securities legislation in the United States, Canada, and Australia, including statements regarding anticipated operating results. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the control of Coeur. Operating, exploration and financial data, and other statements in this presentation are based on information that Coeur believes is reasonable, but involve significant uncertainties affecting the business of Coeur, including, but not limited to, future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, construction schedules, currency exchange rates, and the completion and/or updating of mining feasibility studies, changes that could result from future acquisitions of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in filings made from time to time with the SEC, the Canadian securities regulators, and the Australian Securities Exchange, including, without limitation, Coeur’s reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.
Donald J. Birak, Coeur’s Senior Vice President of Exploration, is the qualified person responsible for the preparation of the scientific and technical information concerning the Palmarejo Project in this press release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see the Technical Reports for the Palmarejo Project dated June 21, 2008 as filed on SEDAR at www.sedar.com.
Cautionary Note to U.S. Investors — The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms in this press release, such as “measured,” “indicated,” and “inferred” “resources,” that are recognized by Canadian and Australian regulations, but that SEC guidelines generally prohibit U.S. registered companies from including in their filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K which may be obtained from us, or from the SEC’s website at http://www.sec.gov/edgar.shtml.